Exhibit 99.1

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
On September 1, 2018 (the “Acquisition Date”), Marriott Vacations Worldwide Corporation (“MVW”) completed the previously announced acquisition of ILG, LLC, formerly known as ILG, Inc. (“ILG”) through a series of transactions, after which ILG became an indirect wholly-owned subsidiary (the “Combination Transactions”).
The following unaudited pro forma combined statements of income present the combination of the historical statements of income of MVW and ILG, adjusted to give effect to the Combination Transactions. Presentation of a pro forma combined balance sheet is not required because the Combination Transactions are already reflected in the historical MVW consolidated balance sheet as of September 30, 2018.
These unaudited pro forma combined statements of income give effect to the Combination Transactions. Specifically, MVW presents the pro forma combined statements of income for the nine months ended September 30, 2018 and the fiscal year ended December 31, 2017 as if the Combination Transactions had occurred on December 31, 2016, the beginning of the earliest period presented. The historical financial results of ILG are presented separately prior to the Acquisition Date and are included in the results of MVW beginning on the Acquisition Date and thereafter.
The unaudited pro forma combined statements of income were prepared using purchase accounting with MVW considered the acquirer of ILG. Under purchase accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill. The preliminary purchase price allocation was based on a preliminary estimate of the fair values of the tangible and intangible assets and liabilities of ILG for purposes of inclusion on the opening balance sheet and have been included in the MVW consolidated balance sheet as of September 30, 2018. During the measurement period, MVW expects to complete the purchase price allocation after considering the fair value of ILG’s assets and liabilities at the level of detail necessary to finalize the required purchase price allocation. Accordingly, the purchase price allocations are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the preliminary purchase price allocation presented herein, and this difference may be material.
In order to make these unaudited pro forma combined statements of income easier to read, MVW refers to unaudited pro forma combined statements of income, associated adjustments and related information as the “pro forma statements of income” throughout this document. All such statements and information are unaudited and combined, except where such information by its presentation or context applies only to MVW or ILG.
The pro forma statements of income do not reflect the realization of any expected cost savings or other synergies from the acquisition of ILG as a result of integration activities and other cost savings initiatives. MVW currently estimates that synergies and planned integration activities will result in annual combined cost savings of at least $100 million following the consummation of the Combination Transactions, which are not reflected in the pro forma statements of income, except to the extent realized prior to September 30, 2018. Although MVW believes such cost savings and other synergies will be realized following the business combination, there can be no assurance that these cost savings or any other synergies will be achieved in full or at all. In addition, the pro forma statements of income do not reflect the planned integration and other charges associated with these cost savings, which are expected to be expensed in MVW’s statement of income.
The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions that MVW’s management believes are reasonable as of the date hereof. The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages, which should be read together with the pro forma statements of income.
The pro forma statements of income are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations that the combined MVW and ILG business would have reported had the Combination Transactions been completed as of the dates set forth in the pro forma statements of income and should not be taken as being indicative of future combined results of operations. The actual results may differ significantly from those reflected in the pro forma statements of income for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma statements of income and actual amounts. As a result, the pro forma statements of income do not purport to be indicative of what the results of operations would have been had the Combination Transactions been completed on the applicable dates of the unaudited pro forma statements of income. They also may not be useful in predicting the future results of operations of the Combined Company.

The pro forma statements of income are based on, and should be read together with, the separate historical consolidated financial statements and accompanying notes of MVW and ILG for the applicable periods:

•
MVW consolidated financial statements as of and for (1) the year ended December 31, 2017 in its Current Report on Form 8-K filed with the SEC on June 5, 2018 and (2) the nine months ended September 30, 2018 in its Quarterly Report on Form 10-Q filed with the SEC on November 8, 2018; and

•
ILG consolidated financial statements as of and for (1) the year ended December 31, 2017 in its Current Report on Form 8-K filed with the SEC on June 5, 2018 and (2) the six months ended June 30, 2018 in its Quarterly Report on Form 10-Q filed with the SEC on August 3, 2018.

Rounding
Calculated values were determined using whole numbers.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2018
(In millions, except per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	MVW	ILG (a)
REVENUES
Sale of vacation ownership products	$632	$332	$		$964
Management and exchange	274	473	(15)	(b)	728
			(4)	(c)
Rental	239	224			463
Financing	119	63	11	(d)	193
Cost reimbursements	652	172			824
TOTAL REVENUES	1,916	1,264	(8)		3,172
EXPENSES
Cost of vacation ownership products	167	82	10	(e)	259
Marketing and sales	346	219	(8)	(b)	561
			4	(f)
Management and exchange	140	213	(8)	(b)	344
			(1)	(f)
Rental	191	144			335
Financing	40	21			61
General and administrative	114	154	—	(f)	268
Depreciation and amortization	29	55	(1)	(h)	125
			42	(i)
Litigation settlement	33	—			33
Royalty fee	50	30			80
Cost reimbursements	652	172			824
TOTAL EXPENSES	1,762	1,090	38		2,890
Gains (losses) and other income (expense), net	(4)	2			(2)
Interest expense	(23)	(19)	—	(c)	(98)
			(56)	(j)
ILG acquisition-related costs	(128)	(9)	137	(g)	—
Other	(3)	(11)			(14)
(LOSS) INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(4)	137	35		168
Provision for income taxes	(7)	(41)	(8)	(k)	(56)
NET (LOSS) INCOME	(11)	96	27		112
Net income attributable to noncontrolling interests	—	(2)			(2)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(11)	$94	$27		$110

(LOSSES) EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$(0.37)			(l)	$2.23
Diluted	$(0.37)			(l)	$2.18
Weighted average shares outstanding - basic	28.8			(l)	49.3
Weighted average shares outstanding - diluted	28.8			(l)	50.3
See Note 3 to Unaudited Pro Forma Combined Statements of Income.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
YEAR ENDED DECEMBER 31, 2017
(In millions, except per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	MVW	ILG (a)
REVENUES
Sale of vacation ownership products	$757	$461	$		$1,218
Management and exchange	279	614	(22)	(b)	862
			(9)	(c)
Rental	262	281			543
Financing	135	89	16	(d)	240
Cost reimbursements	750	326			1,076
TOTAL REVENUES	2,183	1,771	(15)		3,939
EXPENSES
Cost of vacation ownership products	194	92	14	(e)	300
Marketing and sales	388	299	(12)	(b)	674
			(1)	(f)
Management and exchange	147	249	(10)	(b)	386
			—	(f)
Rental	221	191			412
Financing	43	29			72
General and administrative	106	213	—	(f)	319
Depreciation and amortization	21	80	(1)	(h)	164
			64	(i)
Litigation settlement	4	—			4
Royalty fee	63	44			107
Cost reimbursements	750	326			1,076
TOTAL EXPENSES	1,937	1,523	54		3,514
Gains (losses) and other income (expense), net	6	(5)			1
Interest expense	(10)	(22)	—	(c)	(117)
			(85)	(j)
ILG acquisition-related costs	(1)	(1)	2	(g)	—
Other	(1)	(17)			(18)
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	240	203	(152)		291
(Provision) benefit for income taxes	(5)	(26)	57	(k)	26
NET INCOME	235	177	(95)		317
Net income attributable to noncontrolling interests	—	(3)			(3)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$235	$174	$(95)		$314

EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$8.70			(l)	$6.60
Diluted	$8.49			(l)	$6.45
Weighted average shares outstanding - basic	27.1			(l)	47.6
Weighted average shares outstanding - diluted	27.7			(l)	48.6
See Note 3 to Unaudited Pro Forma Combined Statements of Income.

NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
GIVING EFFECT TO THE COMBINATION TRANSACTIONS

Note 1. Consideration Transferred
On the Acquisition Date, shareholders of ILG received 0.165 shares of MVW common stock and $14.75 in cash for each share of ILG common stock. The following table presents the fair value of each class of consideration transferred at the Acquisition Date.

(in millions, except per share amounts)
Equivalent shares of Marriott Vacations Worldwide common stock issued in exchange for ILG outstanding shares	20.5
Marriott Vacations Worldwide common stock price per share as of Acquisition Date	$119.00
Fair value of Marriott Vacations Worldwide common stock issued in exchange for ILG outstanding shares	2,441
Cash consideration to ILG shareholders, net of cash acquired of $154 million	1,680
Fair value of ILG equity-based awards attributed to pre-combination service	64
Total consideration transferred, net of cash acquired	4,185
Noncontrolling interests	25
$4,210
Note 2. Preliminary Fair Values of Assets Acquired and Liabilities Assumed
The following table presents our preliminary estimates of fair values of the assets that we acquired and the liabilities that we assumed. Our preliminary estimates are based on the information that was available as of the Acquisition Date. We are continuing to evaluate the underlying inputs and assumptions used in our valuations. Accordingly, these preliminary estimates are subject to change during the measurement period, which is up to one year from the Acquisition Date.

($ in millions)
Vacation ownership notes receivable	$736
Inventory	494
Property and equipment	384
Intangible assets	1,223
Other assets	581
Deferred revenue	(217)
Deferred taxes	(174)
Debt	(392)
Securitized debt from variable interest entities	(696)
Other liabilities	(476)
Net assets acquired	1,463
Goodwill(1)	2,747
$4,210
_________________________

(1)
Goodwill is calculated as total consideration transferred, net of cash acquired, less identified net assets acquired and it primarily represents the value that we expect to obtain from synergies and growth opportunities from our combined operations.

Note 3. Pro Forma Adjustments

(a)
Certain presentation changes have been made to the historical presentation of ILG financial information in order to conform to the actual combined MVW presentation in effect following the Combination Transactions. These presentation changes were identified through a review of the historical presentation of ILG financial information, with the effects reflected in the historical ILG figures accordingly.

(b)	To reflect the elimination of intercompany revenue and expenses between MVW and ILG.

(c)
To record decreases in amortized deferred revenue related to the decreases in fair value of ILG’s deferred revenue based on the purchase price allocation. MVW provisionally estimated the value of ILG’s deferred revenue based on a review of existing deferred revenue balances against ILG’s legal performance obligations.

NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
GIVING EFFECT TO THE COMBINATION TRANSACTIONS

(d)
To reflect an adjustment to financing revenue to convert interest income recognition from acquired vacation ownership notes receivable to approximate the level-yield method pursuant to Financial Accounting Standards Board Accounting Standards Codification ("ASC") 310-30, Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality. The level-yield method requires MVW to recognize as interest income the excess of the cash flows expected to be collected on the acquired vacation ownership notes receivable portfolio over the fair value of the portfolio.

(e)
To reflect the impact to cost of sales attributable to the purchase price adjustment remeasuring vacation ownership inventory to fair value, which has a recurring impact post-close of the Combination Transactions.

(f)
In its adoption of ASC 606, Revenue from Contracts with Customers, MVW elected to apply the practical expedient permitted under the standard to expense costs rather than capitalize costs to obtain a contract as incurred and ILG elected to capitalize these costs. As MVW has an accounting policy to expense these costs as incurred, this pro forma adjustment reflects the elimination of the amortization associated with these capitalized costs during the respective periods and recognizes an estimate of costs during the respective periods that would have been expensed in order to conform ILG’s accounting policy to that of MVW.

(g)	To reflect the elimination of non-recurring transaction-related expenses incurred by MVW or ILG directly associated with the Combination Transactions.

(h)
To reflect a preliminary pro forma adjustment to recognize changes to straight-line depreciation expense resulting from the fair value adjustments to acquired property and equipment. The pro forma adjustments for depreciation expense are based on the preliminary purchase price allocation which is subject to further adjustments as additional information becomes available and as additional analyses are performed.

(i)
To reflect a preliminary pro forma adjustment to recognize incremental straight-line amortization expense resulting from the allocation of purchase consideration to definite-lived intangible assets subject to amortization. The pro forma adjustments for amortization expense are as follows:

($ in millions)	Estimated Fair Value	Eight Months Ended August 31, 2018	Year Ended December 31, 2017	Estimated Useful Life (in years)
Member relationships	$754	$43	$65	10 to 15
Management contracts	354	12	19	15 to 25
		55	84
Previously recorded amortization expense of intangibles		(13)	(20)
		$42	$64

(j)
During the third quarter of 2018, in connection with the Combination Transactions, MVW issued $750 million aggregate principal amount of 6.500% senior unsecured notes due 2026 and entered into a new credit facility. The new credit facility includes a $900 million term loan facility (“Term Loan”) which matures on August 31, 2025 and a Revolving Corporate Credit Facility with a borrowing capacity of $600 million that terminates on August 31, 2023. The Term Loan bears interest at a floating rate plus an applicable margin that varies from 1.25% to 2.25%, and borrowings under the Revolving Corporate Credit Facility generally bear interest at a floating rate plus an applicable margin that varies from 0.50% to 2.75%.

Pro forma interest expense includes the impact of the new senior unsecured notes and new credit facility, including the impact of changes to amortization of debt issuance costs, discounts and purchase accounting adjustments. The pro forma interest expense associated with newly issued debt is based on a weighted average interest rate of 5.4%.

($ in millions)	Eight Months Ended August 31, 2018	Year Ended December 31, 2017
Interest expense on new debt	$61	$91
Amortization of debt issuance costs	3	4
Less: historical interest expense on ILG credit facility	(6)	(9)
Less: historical amortization of debt issuance costs	(3)	(3)
Amortization of change in fair value of acquired debt	1	2
	$56	$85

NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
GIVING EFFECT TO THE COMBINATION TRANSACTIONS

(k)
To reflect the pro forma tax effect of the adjustments herein at an estimated statutory blended rate of 24.0% for the nine months ended September 30, 2018 and 37.5% for the year ended December 31, 2017. The 2017 historical income statement includes the estimated impacts of the Tax Cuts and Jobs Act, which have not been reflected in the pro forma statements of income. For the purposes of these pro forma statements of income, MVW has not made adjustments related to the remeasurement of the deferred tax assets and liabilities due to the reduction of the corporate tax rate from 35% to 21%, and the transition tax on un-repatriated earnings of foreign subsidiaries with respect to the Combined Company since these are non-recurring items and not directly attributable to the Combination Transactions.

(l)	The following table shows our calculation of pro forma combined basic and diluted earnings per share for the nine months ended September 30, 2018 and fiscal year ended December 31, 2017:

(in millions, except per share amounts)	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Pro forma net income attributable to common shareholders	$110	$314
Basic weighted average MVW shares outstanding	28.8	27.1
ILG shares converted to MVW shares(1)	20.5	20.5
Pro forma basic weighted average shares outstanding	49.3	47.6
Dilutive effect of securities:
Employee stock options and SARs	0.4	0.4
Restricted stock units	0.2	0.2
MVW equity-based awards	0.6	0.6
ILG equity-based awards converted to MVW equity awards(1)	0.4	0.4
Proforma diluted weighted average shares outstanding	50.3	48.6
Pro forma basic earnings per share	$2.23	$6.60
Pro forma diluted earnings per share	$2.18	$6.45
_________________________

(1)
Represents the number of shares of MVW common stock issued to ILG shareholders based on the number of shares of ILG common stock outstanding on the Acquisition Date and after giving effect to the exchange ratio as determined in the merger agreement. Awards consist of the right to receive shares and an award of cash.